UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2021

VIELA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39067	82-4187338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Medimmune Way, First Floor, Area Two
Gaithersburg, Maryland	20878
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (240) 558-0038

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VIE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2021, Viela Bio, Inc., a Delaware corporation (the “Company”), Horizon Therapeutics USA, Inc., a Delaware corporation (“Parent”), Teiripic Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and solely for purposes of Sections 6.7 and 9.12 of the Merger Agreement (as defined below), Horizon Therapeutics plc, a public limited company organized under the laws of Ireland (“Ultimate Parent”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Under the terms of the Merger Agreement, Parent, through Purchaser, commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Company Shares”), at a price of $53.00 per Company Share (the “Offer Price”), net to the holder thereof, in cash, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 12, 2021, and in the related letter of transmittal (each as amended or supplemented).

The Offer expired at midnight, New York time, at the end of the day on March 12, 2021 as scheduled and was not extended. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, a total of 51,668,285 Company Shares were validly tendered and not validly withdrawn as of the expiration of the Offer, which represented approximately 94.0% of the then outstanding Company Shares. The condition to the Offer that there were validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Company Shares that, together with the Company Shares then owned by Parent, Purchaser and their respective controlled affiliates (if any), represent one more Company Share than 50% of the total number of (A) Company Shares outstanding at the time of the expiration of the Offer, plus (B) the aggregate number of Company Shares issuable to holders of options to purchase Company Shares outstanding under any of the Company equity plans or otherwise issued or granted by the Company (the “Company Options”) from which the Company has received notices of exercise prior to the expiration of the Offer (and as to which Company Shares have not yet been issued to such exercising holders of Company Options) was satisfied.

All conditions to the Offer having been satisfied, on March 13, 2021 Purchaser irrevocably accepted for payment all Company Shares validly tendered pursuant to the Offer and not validly withdrawn as of the expiration of the Offer, and will promptly pay for such Company Shares in accordance with the terms of the Offer. In accordance with the terms of the Offer, the depositary will act as agent for tendering stockholders for the purpose of receiving payments for tendered Company Shares and transmitting such payments to tendering stockholders whose Company Shares have been accepted for payment. In addition, the depositary for the Offer advised that notices of guaranteed delivery have been delivered with respect to 991,504 additional Company Shares, representing approximately 1.8% of the outstanding Company Shares.

On March 15, 2021, Purchaser completed its acquisition of the Company pursuant to the terms of the Merger Agreement. Purchaser merged with and into the Company, in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Ultimate Parent (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Company Share then outstanding (other than any Company Shares (i) owned by Parent, Purchaser or the Company or by any direct or indirect wholly owned subsidiary of Parent, Purchaser or the Company or (ii) held by a holder that is entitled to demand and that properly and validly demands its statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL), was converted into the right to receive an amount in cash equal to the Offer Price, net to the holder thereof, in cash, without interest, subject to any applicable withholding taxes.

Each Company Option that was outstanding as of immediately prior to the Effective Time and that was otherwise eligible to vest in accordance with its terms on or before June 1, 2021, and each Company Option held by the Company’s non-employee directors, accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, subject to such holder’s continued services with the Company through immediately prior to the Effective Time. As of the Effective Time, each Company Option that was then outstanding, vested and unexercised as of immediately before the Effective Time was cancelled and converted into the right to receive an amount equal to (A) the total number of Company Shares subject to such Company Option immediately prior to such cancellation multiplied by (B) the excess of (x) the Offer Price over (y) the exercise price payable per Company Share underlying such Company Option, payable net to the holder of the Company Option in cash without interest, and less any applicable withholding taxes. Each cancelled Company Option had an exercise price per Company Share that was less than the Offer Price.

Ultimate Parent assumed all of the remaining outstanding Company Options, with the number of shares subject to such assumed options representing the right to purchase a number of ordinary shares, nominal value $0.0001 per share, of Ultimate Parent equal to the equity exchange ratio of 0.6047 multiplied by the number of Company Shares previously subject to such assumed options, with such resulting number rounded down to the nearest whole share. The equity exchange ratio was determined by dividing the Offer Price by the dollar volume weighted average price, rounded to four decimal points, of Ultimate Parent’s ordinary shares during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) for the period of the five consecutive trading days ending on March 10, 2021. The exercise prices of such assumed options were adjusted by dividing the exercise price of the Company Options by the equity exchange ratio and rounding the resulting number up to the nearest whole cent. The assumed options continue to be governed by the terms of the Company’s Amended and Restated 2018 Equity Incentive Plan under which the options were originally granted.

The aggregate consideration paid in the Offer and the Merger was approximately $3.05 billion, without giving effect to related transaction fees and expenses.

The description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit  2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2021 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on March 13, 2021, Purchaser irrevocably accepted for payment all Company Shares validly tendered pursuant to the Offer and not validly withdrawn as of the expiration of the Offer. On March 15, 2021, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the stockholders of the Company required to consummate the Merger. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Ultimate Parent. The disclosure under the Introductory Note is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2021, the Company (x) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (y) requested that Nasdaq (i) suspend trading of the Company Shares before the opening of trading on March 15, 2021 and (ii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of the Company Shares from Nasdaq and to deregister the Company Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure under the Introductory Note and Items 2.01, 5.02 and 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective immediately after the Effective Time, each of (i) Zhengbin (Bing) Yao, Ph.D., Yanling Cao, Edward Hu, Rachelle Jacques, Chris Nolet, Tyrell Rivers, Ph.D. and Andreas Wicki, Ph.D. ceased serving as a member of the board of directors of the Company and each committee thereof and (ii) Dr. Yao, Mitchell Chan, Jörn Drappa, M.D., Ph.D. and William Ragatz ceased serving as an officer of the Company.

Further, pursuant to the Merger Agreement and effective immediately after the Effective Time, Timothy P. Walbert and Paul W. Hoelscher, the members of the board of directors of, and President and Treasurer, respectively, of Purchaser immediately prior to the Effective Time, became the members of the board of directors and officers of the Company, holding the same positions. Information about Mr. Walbert and Mr. Hoelscher is contained in the Offer to Purchase, dated February 12, 2021, filed by Ultimate Parent, Parent and Purchaser as Exhibit  (a)(1)(i) to the Tender Offer Statement on Schedule TO filed with the SEC on February 12, 2021, which information is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 31, 2021, by and among Horizon Therapeutics USA, Inc., Teiripic Merger Sub, Inc., Viela Bio, Inc. and solely for purposes of Sections 6.7 and 9.12 of the Merger Agreement, Horizon Therapeutics plc (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2021)

3.1	Amended and Restated Certificate of Incorporation of Viela Bio, Inc.

3.2	Amended and Restated Bylaws of Viela Bio, Inc.

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIELA BIO, INC.

By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Treasurer

Date: March 15, 2021